Putnam Variable Trust
Results of December 9, 2004 shareholder meeting
(Unaudited)

A special meeting of shareholders of the Trust and of the funds was held on December 9, 2004.

At the meeting, each of the 14 nominees for Trustees was elected with all funds of the Trust voting together as a single class, as follows:

      				Votes 				Votes
      				for 				withheld

Jameson A. Baxter 		1,618,715,556 			84,963,087
Charles B. Curtis 		1,618,939,391 			84,739,252
Myra R. Drucker 		1,619,554,749 			84,123,894
Charles E. Haldeman, Jr. 	1,617,532,347 			86,146,296
John A. Hill 			1,618,212,615 			85,466,028
Ronald J. Jackson 		1,619,885,746 			83,792,897
Paul L. Joskow 			1,618,940,464 			84,738,179
Elizabeth T. Kennan 		1,616,839,359 			86,839,284
John H. Mullin, III 		1,618,846,473 			84,832,170
Robert E. Patterson 		1,618,236,467 			85,442,176
George Putnam, III 		1,616,732,935 			86,945,708
A.J.C. Smith** 			1,615,296,976 			88,381,667
W. Thomas Stevens 		1,618,704,986 			84,973,657
Richard B. Worley		1,619,377,345 			84,301,298


A proposal to amend the Trusts Agreement and Declaration of Trust to permit the fund to satisfy redemption requests other than in cash was approved with all funds of the Trust voting together as a single class, as follows:

Votes 		Votes
for 		against 	Abstentions
1,466,158,903 	89,160,609 	148,359,131


A proposal to amend the following funds fundamental investment restrictions with respect to borrowing to allow each fund the investment flexibility permitted by the Investment Company Act was approved by each fund as follows:

      				Votes 		Votes
Fund Name 			for 		against 		Abstentions
Putnam VT Diversified Income Fund
      				52,972,374 	4,348,233 		4,367,696
Putnam VT Global Asset Allocation Fund
      				25,376,119 	2,218,068 		2,321,422
Putnam VT Growth and Income Fund
      				182,612,682 	18,533,625 		16,966,176
Putnam VT High Yield Fund
      				75,205,088 	6,930,518 		6,601,516
Putnam VT Income Fund
      				62,204,083 	5,732,167 		4,932,384
Putnam VT International Growth and Income Fund
      				20,788,912 	2,219,893 		1,623,831
Putnam VT International New Opportunities Fund
      				15,932,771 	1,951,249 		1,367,504
Putnam VT Money Market Fund
      				353,411,009 	36,275,984 		40,119,610
Putnam VT New Opportunities Fund
      				92,709,615 	11,245,362 		8,600,033
Putnam VT New Value Fund
      				31,094,439 	3,104,201 		2,998,673
Putnam VT Utilities Growth and Income Fund
      				27,165,515 	2,569,688 		2,366,282
Putnam VT Vista Fund
      				34,076,963 	4,309,542 		4,097,188
Putnam VT Voyager Fund
      				90,873,925 	10,227,373 		9,114,348

A proposal to amend the following funds fundamental investment restrictions with respect to making loans to enhance each funds ability to participate in an interfund borrowing and lending program was approved by each fund as follows:


 				Votes		Votes
Fund Name 			for 		against 		Abstentions
Putnam VT Diversified Income Fund
      				53,665,349 	3,654,744 		4,368,210
Putnam VT Global Asset Allocation Fund
      				25,725,229 	2,030,850 		2,159,530
Putnam VT Growth and Income Fund
      				185,464,255 	16,025,499 		16,622,729
Putnam VT High Yield Fund
      				76,528,351 	6,074,332 		6,134,439
Putnam VT Income Fund
      				63,365,439 	4,860,297 		4,642,898
Putnam VT International Growth and Income Fund
      				21,051,907 	1,887,884 		1,692,845
Putnam VT International New Opportunities Fund
      				16,319,795 	1,489,004 		1,442,725
Putnam VT Money Market Fund
      				359,385,134 	32,634,382 		37,787,087
Putnam VT New Opportunities Fund
      				94,342,389 	9,750,980 		8,461,641
Putnam VT New Value Fund
      				31,557,011 	2,640,559 		2,999,743
Putnam VT Utilities Growth and Income Fund
      				27,518,110 	2,243,949 		2,339,426
Putnam VT Vista Fund
      				34,915,431 	3,508,274 		4,059,988
Putnam VT Voyager Fund
      				91,989,951 	9,182,335 		9,043,360


A proposal to amend the following funds fundamental investment restrictions with respect to diversification of investments to enhance each funds ability to invest in registered investment companies such as Putnam Prime Money Market Fund was approved by each fund as follows:

      				Votes 		Votes
Fund Name 			for 		against 		Abstentions
Putnam VT American Government Fund
      				19,273,034 	762,883 		1,334,668
Putnam VT Capital Appreciation Fund
      				5,097,537 	167,504 		344,485
Putnam VT Capital Opportunities Fund
      				1,044,927 	28,676 			29,826
Putnam VT Discovery Growth Fund
      				9,003,144 	431,052 		680,861
Putnam VT Diversified Income Fund
      				56,028,833 	1,644,821 		4,014,649
Putnam VT Equity Income Fund
      				7,089,354 	472,207 		612,045
Putnam VT The George Putnam Fund of Boston
      				58,277,012 	2,314,508 		4,189,550
Putnam VT Global Asset Allocation Fund
      				26,862,900 	991,873 		2,060,836
Putnam VT Global Equity Fund
      				61,645,210 	3,048,097 		4,978,264
Putnam VT Growth and Income Fund
      				194,298,150 	8,375,722 		15,438,611
Putnam VT Growth Opportunities Fund
      				13,620,983 	585,130 		808,759
Putnam VT Health Sciences Fund
      				26,605,186 	1,305,517 		2,078,749
Putnam VT High Yield Fund
      				80,329,660 	2,820,378 		5,587,084
Putnam VT Income Fund
      				66,063,036 	2,580,210 		4,225,388
Putnam VT International Equity Fund
      				57,143,749 	2,369,901 		4,044,480
Putnam VT International Growth and Income Fund
      				22,189,977 	1,016,194 		1,426,465
Putnam VT International New Opportunities Fund
      				17,054,825 	826,752			1,369,947
Putnam VT Investors Fund
      				51,888,620 	2,276,414 		3,648,802
Putnam VT Mid Cap Value Fund
      				2,648,472 	110,714 		202,462
Putnam VT Money Market Fund
      				372,799,632 	19,101,649 		37,905,322
Putnam VT New Opportunities Fund
      				99,319,356 	5,325,811 		7,909,843
Putnam VT New Value Fund
      				33,116,011 	1,518,857 		2,562,445
Putnam VT OTC & Emerging Growth Fund
				15,716,088 	928,095 		887,710
Putnam VT Research Fund
      				19,366,046 	908,208 		1,504,834
Putnam VT Small Cap Value Fund
      				30,774,178 	1,678,272 		2,186,367
Putnam VT Utilities Growth and Income Fund
      				28,756,780 	1,224,874		 2,119,831
Putnam VT Vista Fund
      				37,073,006 	1,715,198 		3,695,489
Putnam VT Voyager Fund
      				97,074,320 	4,779,518 		8,361,808


A proposal to amend Putnam VT Equity Income Funds investment objective was approved as follows:

      Votes 			Votes
      for 			against 		Abstentions
      7,006,950 		465,373 		701,283



** Mr. Smith resigned from the Board of Trustees on January 21,
2005.


All tabulations are rounded to the nearest whole number.